(n)(1)(A)(i)

AMENDED SCHEDULE A

with respect to the

THIRD AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA INVESTORS TRUST

Classes
Series	Adviser	Institutional	P2	R6	Service	Service 2
Voya Global Perspectives® Portfolio	X	X	N/A	N/A	X	N/A
Voya Government Liquid Assets Portfolio	N/A	X	N/A	N/A	X	X
Voya High Yield Portfolio	X	X	N/A	N/A	X	X
Voya Large Cap Growth Portfolio	X	X	N/A	X	X	X
Voya Large Cap Value Portfolio	X	X	N/A	X	X	X
Voya Limited Maturity Bond Portfolio	X	X	N/A	N/A	X	N/A
Voya Retirement Conservative Portfolio	X	X	N/A	N/A	N/A	N/A
Voya Retirement Growth Portfolio	X	X	N/A	N/A	N/A	N/A
Voya Retirement Moderate Growth Portfolio	X	X	N/A	N/A	N/A	N/A
Voya Retirement Moderate Portfolio	X	X	N/A	N/A	N/A	N/A
Voya U.S. Stock Index Portfolio	X	X	X	N/A	X	X
VY® BlackRock Inflation Protected Bond Portfolio	X	X	N/A	X	X	N/A
VY® Clarion Global Real Estate Portfolio	X	X	N/A	X	X	X
VY® Clarion Real Estate Portfolio	X	X	N/A	X	X	X
VY® Franklin Income Portfolio	X	X	N/A	X	X	X
VY® Invesco Growth and Income Portfolio	X	X	N/A	X	X	X
VY® JPMorgan Emerging Markets Equity Portfolio	X	X	N/A	X	X	X
VY® JPMorgan Small Cap Core Equity Portfolio	X	X	N/A	X	X	X
VY® Morgan Stanley Global Franchise Portfolio	X	N/A	N/A	X	X	X
VY® T. Rowe Price Capital Appreciation Portfolio	X	X	N/A	X	X	X
VY® T. Rowe Price Equity Income Portfolio	X	X	N/A	X	X	X
VY® T. Rowe Price International Stock Portfolio	X	X	N/A	X	X	N/A
VY® Templeton Global Growth Portfolio	X	X	N/A	N/A	X	X

Last Approved:  November 16, 2018.

Last Amended:  November 26, 2018 to reflect the termination of Class R6 shares for VY® Templeton Global Growth Portfolio.